June 27, 1994






Leggett & Platt Incorporated
No. 1 Leggett Road
Carthage Mo  64836

     Re:  Leggett & Platt, Incorporated Restated
          Stock Purchase/Stock Bonus Plan
          1989 Flexible Stock Plan
          Form S-8 Registration Statements
          Our File #3-19-5; #3-13-9

Gentlemen:

     As Assistant General Counsel, Managing Director of the Legal Department, of Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), I have acted on its behalf in connection with the preparation and filing with the Securities and Exchange Commission of Registration Statements on Form S-8 (the "Registration Statements"), under the Securities Act of 1933, as amended, for 1,701,599 shares (the "Shares") of $.01 par value Common Stock (the "Common Stock") of the Company to be issued in accordance with the terms of the 1989 Flexible Stock Plan, and for 100,000 Shares of $.01 par value Common Stock of the Company to be issued in accordance with the terms of the Restated Stock Purchase/Stock Bonus Plan ( (collectively, the "Plans") of the Company.

     In this connection, I have examined and am familiar with the following documents:

       (i) Copy of the Restated Articles of Incorporation of the Company;

      (ii)     Copy of the Bylaws of the Company, as amended to date;

     (iii) Minutes of the meetings of the Board of Directors and Shareholders of the Company relating to the adoption of the Plan;

      (iv)     Copy of the Plans as amended through May 11, 1994;

       (v)     The Registration Statements and all exhibits thereto.

     I have also examined such other documents as I have deemed necessary to the expression of the opinion contained herein.



Leggett & Platt, Incorporated
Page 2
June 27, 1994



     Based upon the foregoing, I am of the opinion that:

       (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Missouri;

      (ii) The Company has an authorized capitalization as set forth in the Registration Statements;

     (iii) The Plans have been duly created and adopted by the Board of Directors of the Company and have been duly approved by the Shareholders of the Company and are legal, valid and binding obligations of the Company enforceable in accordance with their terms;

      (iv) The issuance of Shares pursuant to the Plans has been duly and validly authorized by necessary corporate action; and

       (v) The Shares when issued in accordance with the terms of the Plans will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration
Statements and the related Prospectuses and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statements.

                              Very truly yours,

                              LEGGETT & PLATT, INCORPORATED



                              Ernest C. Jett
                              Assistant General Counsel
                              Managing Director, Legal Department

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